UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 11, 2011

CELSION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15911	52-1256615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10220-L Old Columbia Road, Columbia, Maryland 21046-2364

(Address of Principal Executive Offices)         (Zip Code)

(410) 290-5390

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On January 12, 2011, Celsion Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a select group of institutional investors, including certain officers and directors of the Company, to sell up to 5,000 shares of 8% redeemable convertible preferred stock (the “Preferred Stock”) with a stated value of $1,000 and warrants (the “Included Warrants”) to purchase up to 2,083,333 shares of common stock in a registered direct offering.  The Preferred Stock and Included Warrants will be sold in units (the “Units”), with each Unit consisting of one share of Preferred Stock and an Included Warrant to purchase up to 416.6666 shares of common stock at an exercise price of $3.25 per whole share of common stock.  The Units are being offered and sold to unaffiliated third party investors at a negotiated purchase price of $1,000 per Unit and to officers and directors at an at-the-market price of $1,197.92 per Unit in accordance with the NASDAQ Stock Market Rules. Each share of Preferred Stock is convertible into shares of common stock at an initial conversion price of $2.40 per share, subject to adjustment in the event of stock splits, recapitalizations or reorganizations that affect all holders of common stock equally. The Company expects to receive gross proceeds from the offering of approximately $5.1 million, before deducting placement agents' fees and estimated offering expenses.  Concurrent with the issuance and sale of the Units, the Company shall issue a warrant (the “Placement Agent Warrant”) to purchase up to 350 shares of Preferred Stock at an exercise price of $1,000 per whole share of Preferred Stock to Dominick & Dominick LLC, as placement agent.

The Units are being offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-158402), which was declared effective by the Securities and Exchange Commission on April 17, 2009, as supplemented by prospectus supplements dated January 12, 2011 and January 13, 2011 filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The foregoing is only a brief description of the material terms of the Purchase Agreement, Preferred Stock and Warrants, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Certificate of Designation for the Preferred Stock, the form of Included Warrant, the Placement Agent Warrant and the form of Purchase Agreement that are filed as Exhibits 3.1, 4.2, 4.3 and 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

On December 5, 2008, the Company entered into a Development, Product Supply and Commercialization Agreement for Thermodox® with Yakult Honsha Co. (the “Yakult Agreement”) pursuant to which the Company granted to Yakult an exclusive license, solely in the Japanese market, to make, sell, import and use Thermodox® for the indications set forth in the Yakult Agreement in consideration of certain milestone and royalty payments, including an $18 million milestone payment upon approval of Thermodox® by the Japanese Ministry of Health, Labor and Welfare for the treatment of primary liver cancer (the “Approval Milestone”).  On January 11, 2011, the Company entered into an amendment to the Yakult Agreement (the “Amendment”) that provides for (i) a payment by Yakult to the Company of $2 million, which was received by the Company on January 12, 2011, in consideration of a partial reduction in the Approval Milestone, and (ii) if and when the DMC permits the resumption of patient enrollment in Japan for pivotal Phase III clinical study for ThermoDox®, as discussed under Item 8.01 of this Current Report on Form 8-K, a payment by Yakult to us of an additional $2 million in consideration of an additional, partial reduction in the Approval Milestone.  Assuming payment by Yakult of the $4 million contemplated by the Amendment and the partial reductions in the Approval Milestone related thereto, the aggregate Approval Milestone that we may receive in the future will have been reduced by approximately forty percent (40%). Among other separate prescribed events, receipt by the Company of the second $2.0 million from Yakult is a mandatory conversion event for the Preferred Stock.  A copy of the Amendment to the Yakult Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

This Current Report contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated future payment and milestone events under the Amendment and the Yakult Agreement the amount of net proceeds expected from the offering.  The risks and uncertainties involved include the Company’s ability to satisfy certain conditions on a timely basis or at all, as well as other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including its annual report on Form 10-K for the fiscal year ended December 31, 2009 and its quarterly report on Form 10-Q for the fiscal period ended September 30, 2010.

The legal opinion, including the related consent, of Seyfarth Shaw LLP is filed as Exhibit 5.1 to this Current Report.

On January 13, 2011, the Company issued a press release announcing the offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 14, 2011, the Company filed a Certificate of Designation to its Certificate of Incorporation designating 5,350 shares of the Company’s authorized preferred stock as “8% Series A Redeemable Convertible Preferred Stock.”  The Preferred Stock has a stated value of $1,000 per share, accrues a dividend at 8% per annum payable quarterly, and is subject to mandatory redemption on January 14, 2013.  The shares of Preferred Stock also are convertible to shares of the Company’s common stock at an initial conversion rate of $2.40 per share at the option of the holder or upon the occurrence of certain mandatory conversion events.  The shares of Preferred Stock were sold in the Offering as described in Item 1.01 of this Current Report on Form 8-K.  A copy of the Certificate of Designation is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 8.01                      Other Events.

On October 1, 2010, the Company was advised that after reviewing data from 401 patients enrolled in its pivotal Phase III clinical study (the HEAT study) for ThermoDox®, the Data Monitoring Committee (the “DMC”) for this trial unanimously recommended that the trial continue to enroll patients with the goal of reaching the 600 patients required to complete the study.  The DMC, comprised of an independent group of medical and scientific experts, reviews study data at regular intervals to ensure the safety of all patients enrolled in the trial, the quality of the data collected, and the continued scientific validity of the trial design.  In addition, the DMC has recommended, and confirmed such recommendation on November 24, 2010, a hold on enrollment of additional patients in this trial in Japan in accordance with the requirements of the DMC’s charter pending review by the DMC of certain safety and efficacy data as required by the Pharmaceuticals and Medical Devices Agency (PMDA) in Japan.  The DMC is expected to complete its review of this data at its next regularly scheduled meeting in early February 2011.  The Company expects that the DMC will permit resumption of enrollment of patients in Japan after it has completed review of this data, but there can be no assurance that such permission will be granted by the DMC in February or at all.  Notwithstanding this review period for patients in Japan, patient enrollment in this trial is continuing at 66 sites in ten other countries and the trial is over 82% enrolled toward the goal of 600 patients.

On June 17, 2010, the Company entered into a financing arrangement, sometimes referred to as a Committed Equity Financing Facility (the “CEFF”), with Small Cap Biotech Value, Ltd. (the “Purchaser”) that provides that, upon the terms and subject to the conditions set forth therein, the Purchaser is committed to purchase up to $15.0 million worth of the Company’s common stock over the 24-month term of the Purchase Agreement, up to a maximum of 2,404,434 shares, under certain specified conditions and limitations.  As of January 12, 2011, the Company has sold 1,069,919 shares of its common stock to the Purchaser pursuant to the CEFF for aggregate net proceeds of $2,502,089, including 583,132 shares that were sold on December 30, 2010 for aggregate net proceeds of $1,125,670.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.		Description

3.1		Certificate of Designation for 8% Series A Redeemable Convertible Preferred Stock.
4.1		Form of Preferred Stock Certificate.
4.2		Form of Common Stock Warrant.
4.3		Preferred Stock Warrant.
5.1		Opinion of Seyfarth Shaw LLP.
10.1		The 2nd Amendment To The Development, Product Supply And Commercialization Agreement, effective January 7, 2011, by and between the Company and Yakult Honsha Co., Ltd.*
10.2		Securities Purchase Agreement.
99.1		Press Release of Celsion Corporation dated January 13, 2011.
	*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, amended, and the omitted material has been separately filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Dated: January 18, 2011	By:	/s/ Jeffrey W. Church
Jeffrey W. Church
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.		Description

3.1		Certificate of Designation for 8% Series A Redeemable Convertible Preferred Stock.
4.1		Form of Preferred Stock Certificate.
4.2		Form of Common Stock Warrant.
4.3		Preferred Stock Warrant.
5.1		Opinion of Seyfarth Shaw LLP.
10.1		The 2nd Amendment To The Development, Product Supply And Commercialization Agreement, effective January 7, 2011, by and between the Company and Yakult Honsha Co., Ltd.*
10.2		Securities Purchase Agreement.
99.1		Press Release of Celsion Corporation dated January 13, 2011.
	*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, amended, and the omitted material has been separately filed with the Securities and Exchange Commission.